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                                                                    EXHIBIT 99.1

                                                                    NEWS RELEASE

For Immediate Release

             NCO GROUP TO DELAY EARNINGS RELEASE PENDING RESOLUTION
              OF CHANGE TO ONE OF ITS REVENUE RECOGNITION POLICIES

HORSHAM, PA, February 28, 2005 - NCO Group, Inc. ("NCO" or the "Company") (Nasdaq: NCOG), a leading provider of business process outsourcing services, announced today that it will delay its fourth quarter and year-end earnings release, which was previously scheduled for after the close of business today and its investor conference call previously scheduled for tomorrow. The release is being delayed in order to allow the Company adequate time to determine how it will effectuate a change to one of its revenue recognition policies.

The change in policy comes as a result of notification by the Staff ("Staff") of the Securities and Exchange Commission ("SEC") that their interpretation of Staff Accounting Bulletin No. 104 was inconsistent with the Company's long-standing policy with respect to the timing of revenue recognized on certain cash receipts related to contingency revenues.

The Company previously recognized contingency fee revenue attributable to payments postmarked prior to the end of the period and received in the mail from consumers on the first business day after such period as applicable to the prior reporting period. This revenue recognition policy had been in effect since prior to NCO becoming a public company and was consistently applied over time. The Company's independent auditors were aware of the revenue recognition policy and issued unqualified audit opinions on the Company's consolidated financial statements. The Company will change its policy in order to recognize contingency fee revenue when physically received.

The Company is in the process of determining whether the change will be recorded and disclosed in the fourth quarter of 2004 or if the change will require the restatement of previously issued financial statements. If the cumulative change is recorded in the fourth quarter, the Company currently expects that the impact will be a reduction of diluted earnings per share of approximately $0.02 to $0.04 for the fourth quarter and year ended December 31, 2004. If the previously issued financial statements are restated, the Company currently expects that the impact on any individual reporting period including the fourth quarter will not be material. Under either scenario, this correction is not expected to have a material impact on reporting periods after December 31, 2004, or to have an adverse effect on any lending covenants.

Excluding the impact of any change required to the fourth quarter as a result of the Company's decision to revise its revenue recognition policy, the Company still expects its results for the fourth quarter and year ended December 31, 2004 to be at the low end of its previously announced range of $0.38 to $0.42 per share and $1.62 to $1.67 per share, respectively.

It is anticipated that the presentation of the revised accounting policy will be finalized prior to the time the Company's Annual Report of Form 10-K is required to be filed.
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In January 2005, NCO received notification from the Staff informing NCO that it intended to issue a formal notification (commonly known as a "Wells notice") to NCO and certain of its officers recommending that the SEC bring civil proceedings against NCO and such officers alleging violations of certain non-fraud provisions of the federal securities laws relating to financial reporting and internal control requirements. The potential violations relate to NCO's revenue recognition policy relating to a long-term collection contract, which the Company had previously corrected in 2003, and the revenue recognition policy discussed above.

The Company and its officers are working with the Staff to resolve this matter.

For further information:

AT NCO GROUP, INC.
Michael J. Barrist,
Chairman and CEO
Steven L. Winokur,
EVP, Finance and CFO
(215) 441-3000
www.ncogroup.com
                 ______________________________________________

Certain statements in this press release, including, without limitation, statements as to the impact of the change in the revenue recognition policy, statements concerning projections, statements as to NCO's or management's beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, the risk that NCO will not be able to implement its business strategy as and when planned, risks related to the ERP implementation, risks related to the final outcome of the environmental liability, risks related to past and possible future terrorists attacks, risks related to the economy, the risk that NCO will not be able to improve margins, risks relating to growth and future acquisitions, risks related to the integration of the acquisitions of RMH Teleservices, Inc. and the minority interest of NCO Portfolio Management, Inc., risks related to fluctuations in quarterly operating results, risks related to the timing of contracts, risks related to international operations, risks relating to any adverse impact of restating the Company's historical financial statements and other risks detailed from time to time in NCO's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2003, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements. The Company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.
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